UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 29, 2005

Aphton Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19122	95-3640931
(Commission File Number)	(IRS Employer Identification No.)

8 Penn Center, Suite 2300, 1628 JFK Boulevard, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 218-4340

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 29, 2005, the Company received notice from The Nasdaq Stock Market informing the Company that its securities are subject to delisting based upon the Company’s failure to comply with NASDAQ Marketplace Rule 4310(c)(B)(ii), which requires the Company to maintain a market value of listed securities of at least $35,000,000. The notice from NASDAQ follows the Company’s announcement on October 26, 2005 that, in accordance with Marketplace Rule 4310(c)(8)(C), the Company had been granted a 30-day period, through November 25, 2005, to regain compliance with the listing standard or face the prospect of delisting.

The Company will request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination and to request the continued listing of its securities on NASDAQ pending the Company’s compliance with the listing standard. The request for a hearing will stay the delisting action referenced in the Staff Determination Letter until the Listing Qualifications Panel renders its decision. There can be no assurance that the Panel will grant the Company’s request for continued listing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release of Aphton Corporation, dated December 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APHTON CORPORATION

Date: December 5, 2005	By:	/s/ James F. Smith
	Name:	James F. Smith
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Aphton Corporation, dated December 5, 2005.